EXHIBIT 23.1

HEIN & ASSOCIATES LLP
Certified Public Accountants


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of ACT Teleconferencing, Inc. on Form S-3 of our report dated April 14, 2004, appearing in the Annual Report on Form 10-K of ACT Teleconferencing, Inc. for the year ended December 31, 2003. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registraion Statement.


                                        /s/ Hein & Associates LLP
                                        ----------------------------------------
                                        Hein & Associates LLP

Denver, Colorado
February 9, 2005